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                                                                    Exhibit 10.7


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                             SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made the 17th day of December, 1998, between Willis Corroon AB, ("WCAB"), Mr Staffan Larsson and Mr Tomas Larsson ("SL and "TL" or jointly the "Directors"). WCAB and the Directors are together called the Parties.

WHEREAS:

A. WCAB is a company in the Willis Corroon Group (the "Group"). For the purpose of this Agreement, the Group shall be deemed to consist of all companies in which Willis Corroon Group Ltd directly or indirectly holds more than 50 % of the shares or the votes.

B. WCAB is the owner of all 510 A shares in Willis Corroon i Orebro AB (the Company).

C. The Parties have found it to be in their mutual interest that the Directors become shareholders in the Company.

D. The Directors, who have been in the insurance broking and risk management business for many years, will be employed by the Company according to separate employment agreements.
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NOW, THEREFORE, the parties hereto agree as follows:

ss. 1 Subscription for shares

1.1 The Company will resolve upon a new issue of 490 B shares, each share with a nominal value of SEK 100, directed at the Directors, of which shares SL will subscribe for 294 shares and TL for 196 shares. The 490 B shares will not carry any entitlement for dividends.

ss. 2 Object of the Company and Articles of Association

2.1 The object of the Company is to carry on business as consultant and broker in regard to insurance activities, to render assistance in the management of business and to conduct activities compatible therewith.

2.2 The Articles of Association of the Company shall be as set out in Exhibit A attached hereto.

ss. 3 Board of directors, managing director and auditor

3.1 The Company's board of directors shall consist of up to five directors, unless the Parties agree otherwise.

3.2 Three directors may be nominated by WCAB and two directors by the Directors. The Directors shall have the right to nominate
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      directors for so long as they collectively own at least 33 % of the
      Company's shares.

3.3   WCAB undertakes to consult with the Directors before nominating directors.

3.4 The Parties agree that the annual general meeting of shareholders of the Company shall appoint the thus nominated directors.

3.5 The board of directors shall appoint a managing director. SL shall be appointed the first managing director. The board of directors may at any time appoint a new managing director.

      If as a result of a decision by the board, SL ceases to be managing director he will still be employed by the Company as per his employment agreement, which may only be amended or terminated in accordance with its terms.

3.6 The board of directors shall be responsible for the organisation of the Company and the over all management of its affairs. The managing director shall be in charge of the day-to-day management of the Company according to guidelines and instructions laid down by the board.

3.7 The auditor of the Company shall be nominated by the board of directors. The Parties agree that the annual general meeting of shareholders shall appoint the thus nominated auditor.
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ss. 4 Business of the Company

4.1 The business of the Company shall be direct insurance broking business and the provision of technical services in relation to Swedish and foreign enterprises in Sweden as well as to foreign subsidiaries and branch offices of Swedish enterprises, provided that such business is operated in accordance with the Willis Corroon Retail Network Rules and in accordance with the agreement signed between WCAB and the Company.

4.2 WCAB and the Company will at all times work in close co-operation. While it is inappropriate to lay down strict rules, the following principles will apply:

      (i) WCAB and the Company will meet to discuss and agree the targets of each year on a regular basis.

      (ii) The central point for all incoming international business will be WCAB. Outgoing business will be handled as agreed between WCAB and the Company.

4.3 The Company will be operated at all times so that it complies with the Group's operational and financial standards.

4.4 As a subsidiary of WCAB the Company is subject to WCAB's operating procedures and commission sharing agreements and will have access to the Willis Corroon Retail Network.

4.5   Management and administration charges will be charged by
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      WCAB to the Company in accordance with a formulae used from time to time to apportion charges between all the Willis Corroon Group offices in Sweden.

4.6 The Company will only use for the placing of business on behalf of its clients such insurance companies and markets as shall have been approved by the Willis Corroon Group Ltd market security committee from time to time.

4.7 If the Company wishes to place any insurance or reinsurance business outside Sweden, it shall first offer to place such business with or through Willis Faber & Dumas Ltd or such other company in the Group that shall operate in the country in which such business is to be placed, provided that the terms offered are competitive, unless a client specifically requests to the contrary.

4.8 Where business is placed with Willis Faber & Dumas Ltd in London, commission arising thereon will be shared 50% to the Company, 50 % to Willis Faber & Dumas Ltd.

ss. 5 Limitation on the powers of management of the board

5.1 A change of managing director or general manager will require a decision by a majority of four directors.

5.2 No resolution, recommendation, direction, or proposal relating to the matters specified below shall be passed, approved, made, considered by or proposed by the board of directors, unless such
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      resolution, recommendation, direction or proposal has been approved by a majority of the board of directors including one director nominated by WCAB who is an employee of the Group in the United Kingdom and no such resolution, recommendation, direction or proposal shall be considered by the board of directors at a meeting unless reasonable notice of the resolution has been given to such director.

(1)   The approval of annual capital, revenue and cash budgets.

(2) The commitment by the Company or any of its subsidiaries of unbudgeted funds in excess of SEK 100,000.

(3)   The commitment of budgeted funds as follows:

      a) specified capital investments or revenue expense with individual costs in excess of SEK 1,000,000;

      b) capital investments not specified in the budget with individual costs in excess of SEK 500,000.

(4) Any transaction involving the mortgage, sale, lease, license, encumbrance or other disposal of one or more assets of the Company, or its subsidiaries, having an original book value in excess of SEK 500,000.

(5)   a)    The acceptance by the Company of any overdraft facilities;

      b) The contracting of any loan, excluding short term funding in the normal course of business within the Company's
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            overdraft facilities, by the Company or its subsidiaries whether as a borrower or a lender exceeding in any one transaction, the sum of SEK 50,000;

      c)    The giving of any guarantee, suretyship or indemnity;

      d) The contracting of short-term investments/deposits to banks outside the Willis Corroon authorised bank list.

(6) The exercise by the Company of any powers as shareholder in any other company.

(7) The approval of the appointment, including the terms of reference, or the removal of Directors having remuneration per annum in excess of 75 % of the salary of the managing director of the Company and the approval of any change in the emoluments of any such employee.

(8)   The nomination of auditor of the Company.

(9) The approval of the making of any payment calculated to provide or assist in the provision of any pension superannuation allowance, super annuation gratuity or any other employee benefit package for any employee or past employee of the Company or any subsidiary outside the terms of such employee's employment contract.

(10) The grant by the Company or any of its subsidiaries of any power of attorney.
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(11)  The commencement or defence of any litigation, arbitration or other proceedings other than debt collections in the normal course of business.

(12) The formation of any branch, agency or subsidiary, the entry into any partnership, association or joint venture or the acquisition of any share or loan capital, debentures or other securities in a body corporate.

(13) The entry by the Company into any business other than that of direct insurance brooking and risk management services.

(14) The proposal for declaration of any dividends or other distributions out of the assets of the Company or its subsidiaries.

(15)  The issue of any authorised but unissued shares of the Company.

(16) The increase of the authorised share capital of any of the Company's subsidiaries.

(17) The entry by the Company or any of its subsidiaries into any long term or unusual contract arrangements or commitments.

(18)  Any transaction in relation to real property.

(19) Any other proposed event, act or omission which would have a significant effect upon the Company.
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ss. 6 Resolutions by the general meeting of shareholders requiring a qualified majority

6.1 A change of the Articles of Association shall require a majority of 75 % of the votes, unless a higher majority is required by the Companies Act.

6.2 WCAB agrees that it will not cause the Company to issue further shares to it or any third party, or share options or convertible bonds without the agreement of the Directors.

ss. 7 Cover of loss and provision of working capital

7.1 Provided that the Company's business is conducted in accordance with this Agreement, WCAB shall cause all reasonable loss in the Company to be covered during the first two fiscal years of its existence.

7.2 If WCAB covers losses in the form of shareholders contributions or group contributions (Sw. koncernbidrag), such contributions shall be repayable with accrued interest to WCAB from future profits in the Company. Such repayment shall be decided by a Shareholders meeting and have priority over dividend to the shareholders.
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7.3   Subject to claause 7.1 above and provided that the Company's business is conducted in accordance with this Agreement, WCAB will provide working capital to the Company as required in accordance with the cash flow projections for fiscal years 1999 and 2000 set out in Exhibit B attached hereto. WCAB shall not be obliged to provide any further funds to the Company for any reason.

ss. 8 Dividend policy

8.1 The Parties hereto agree that the shareholders meeting shall declare a dividend equal to the profit available for distribution each year subject to clause 7.2 and after the appropriation of such reasonable and proper reserves for working capital as the Company's board of directors may think appropriate. No dividend shall be declared until any loans made to the Company from WCAB or the Group shall have been repaid.


ss. 9 Budgets and financial information

9.1   The Company will prepare and submit to the Parties hereto

      1. on or before the first of October each year detailed revenue and capital budgets for the Company and any subsidiaries (including estimated major items or revenue and capital expenditure) for the following calendar year, broken down on
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            a monthly basis, and an accompanying cash flow fore- cast together with a balance sheet showing the projected position of the Company (and its subsidiaries) as at the end of the following calendar year and such additional statements and documents as deemed appropriate by WCAB;

      2. within four days after the end of each calendar month unaudited management accounts, such accounts to include a detailed profit and loss account, balance sheet and cash flow statement in a format prescribed by WCAB and a review of the budget together with a reconciliation of the results with revenue and capital budgets for the corresponding months; and

      3. such additional financial information as may be reasonably requested from time to time by the Group.

ss. 10 Errors and omissions

10.1 The Company shall have an errors and omissions insurance cover considered adequate by WCAB.

10.2 WCAB shall use reasonable endeavours to procure that the Company shall be included in the Group errors and omissions insurance policy held by Willis Corroon Group Ltd and, subject to its being included, the Company shall participate fully in the policy and pay to Willis Corroon Group Ltd a reasonable share of
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      premium as determined by Willis Corroon Group Ltd on the basis of an equitable allocation across all companies covered by such policies and taking account of the total premium handled by the Company, its retained brokerage and number of Directors.

ss. 11 Restrictive covenants

11.1 The Directors undertake that they will not whilst they continue to be shareholders or Directors of the Company, either on their own behalf or on behalf of any other person, firm or organisation, canvass or solicit clients in competition with any company in the Group.

      The Directors further undertake that they will not for a period of two years from the date upon which they cease to be shareholders and/or employees in the Company, either on their own behalf or on behalf of any other person, firm or organisation, canvass, solicit or handle the business of any client whose business any of them handled while working for the Company. This does not mean that the Directors are prevented from taking up employment with such a client. This clause 11.1 shall not apply in the event that the Company terminates the employment of the Director without cause and the Director ceases to be a shareholder.

11.2  The Directors undertake for a period of two years after they
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      cease to be shareholders or Directors of the Company, that they will not, either on their own behalf or on behalf of any other person, firm or organisation, employ any person who was at any time during the last two years of their involvement with the Company, an employee, director or agent of any company in the Group. This clause 11.2 shall not apply in the event that the Company terminates the employment of the Director without cause and the Director ceases to be a shareholder.

11.3 If any of the Directors fails to comply with this non-competition clause, he shall be obliged to pay to WCAB a penalty of SEK 400,000 for each violation of this clause and also to compensate WCAB fully for any loss (including i.e. loss of profit) resulting therefrom.

ss. 12 Restrictions on the transfer of shares

12.1 The Directors undertake not to sell any of their shares in the Company without WCAB's consent in writing.

12.2 Should either of the Directors die, his shares in the Company shall be offered to the other Director and if the shares are not purchased by him, to WCAB.

      The price to be paid for the shares by the other Director and WCAB shall be the equal to the proportion of the B shares held by the Director in relation to the total number of shares in the
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      Company times the Revenue of the Company in the last completed financial year as set out in the audited annual accounts or if the death occurs after 31 August in a year, that financial year will be the year to be considered under this sub-paragraph. If the death occurs in 1999, the audited annual accounts for 1999 will be considered.

      If the death occurs after 31 August, WCAB will make a preliminary payment equalling the Revenue for the period ending on 31 August for the next preceding financial year of the Company according to the audited annual accounts. If the death occurs in 1999, WCAB will make a preliminary payment based on the Revenue according to the management accounts for the period ending on the month when the death occurred.

      The purchase price shall be finally established once the annual accounts for the financial year have been audited. Any further payment of price or repayment, as the case may be, shall be made within 30 days after the price has been finally established.

      If the other Director buys the shares in accordance with this clause 12.2. the shares shall be held in accordance with this Agreement and thereby inter alia be subject to the option rights of WCAB set out in this Agreement.

12.3 WCAB may sell or otherwise transfer all or some of its shares in the Company to another company in the Group. The clause of first refusal in the Articles of Association of the Company shall not apply to such transfer if the purchaser assumes WCAB's
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      obligations according to this Agreement by signing it.

      The transfer shall be reported in writing to the Directors.

12.4 Should WCAB want to sell all or some of its shares in the Company to somebody outside the Group, WCAB shall give the Directors an offer to buy the shares. The offer shall be in writing. The Directors shall have the right to purchase the shares in relation to their share holding and at the price equal to the fair value (verkliga vardet) of the shares.

      If the fair value cannot be agreed, the auditor of the Company shall be instructed to make an appraisal of the value of the shares and submit it to the Parties in writing within 60 days. The auditor's determination of the fair value shall be binding on the parties, unless

      (i) it is proven that a third party at arm's length is willing and able, within the actual period, to pay a higher price than determined by the auditor; or

      (ii) an essential event in the actual period, unknown to the auditor, will strongly affect the value of the shares; or

      (iii) the auditor's determination is very unclear and ambiguous.

      If, within two weeks of the offer being made, the Directors have not declared that they want to buy the shares offered to them, WCAB has the right to sell the shares to somebody else,
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      provided that the price paid by the purchaser is at least equal to the price at which the shares were offered to the Directors. If WCAB has not sold the shares initially offered to the Directors within a period of six months from the time of the offer, this clause of first refusal will once again be applicable.

ss. 13 Option to purchase/sell shares

13.1 Put and call options shall be exercisable on the shares in the Company owned by the Directors at the following times:

      1. WCAB shall have the right to purchase (call option) 50 % of the B shares ( ie 147 shares from SL and 98 shares from TL) within two weeks of the auditors of the Company delivering to the board of the Company the audited annual accounts for fiscal year 2000.

            In case this option is not exercised, the Directors shall have the right to sell (put option) to WCAB 50 % of the B shares (ie 147 shares of SL and 98 shares of TL) earliest four weeks and latest six weeks of the auditors of the Company delivering to the board of the Company the audited annual accounts for fiscal year 2000.

            The options under this clause 13.1.1 are referred to as the First Options.
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      2.    WCAB shall have the right to purchase 50% of the B shares (ie 147 shares from SL and 98 shares from TL) within two weeks of the auditors of the Company delivering to the board of the Company the audited annual accounts for fiscal year 2000.

      In case this option is not exercised, the Directors shall have the right to sell to WCAB 50% of the B shares (i.e. 147 shares of SL and 98 shares of TL) earliest four weeks and latest six weeks of the auditors of the Company delivering to the board of the Company the audited annual accounts for fiscal year 2000.

      The options under this clause 13.1.2 are referred to as the Second
      Options.

      The Directors rights to sell under the First Options and the Second Options are subject to the following:

      (a)   the Directors continuing to be employed by the Company;

      (b)   the Company continuing to trade; and

      (c)   in the case of the Second Options,

            (i)   the First Option being exercised;

            (ii) the Directors having fulfilled their obligations according to this Agreement; and
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            (iii) the Directors fulfilling their obligations under clause 14.1 below.

13.2 The price at which the First Options shall be exercised shall be equal to 50% of the Revenue of the Company for the financial year 2000 provided that the price is equal to a P/E of 6 or less based upon the audited Normalised After Tax Earnings, as defined in clause 15.1 below, of the Company for the fiscal year 2000. If the Normalised After Tax Earning of the Company for fiscal year 2000 gives a P/E of more than 6, the price payable for the B shares under the First Options shall be an amount equal to 50 % of the sum derived from the following formula:

      Price = R multiplied by X divided by Y, where;

      Price is the aggregate price payable under the First Options;

      R is the Revenue of the Company for the fiscal year 2000:

      X is a P/E of 6; and

      Y is the Actual P/E.

      In the case of the Second Options, the payment shall be settled in shares in WCAB. The number of shares in WCAB to be subscribed and received shall be determined by a comparative valuation of WCAB and the Company based upon the average Revenues of WCAB (excluding the Company) and the Company for fiscal years 1999 and 2000 according to their respective
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      audited annual accounts and apportioning 50 percent of the value attributable to the Company to the B shares which are subject to the Second Options.

13.3 Irrespective of whether or not the options under clauses 13.1 above have been exercised and consequently, irrespective of how many shares SL and TL will own in the Company January 2006 the following will apply.

      WCAB will have the right to purchase the remainder of SL's shares and TL's shares during the month of February 2006.

      In case this option is not exercised, SL and TL shall have the right to sell to WCAB the remainder of their shares during the month of March 2006.

      The price at which the options pursuant to this clause 13.3 shall be exercised shall be ten (10) times the average Normalised After Tax Earnings of the Company for the three financial years prior to the exercise of the option divided by the total number of shares in the Company at that time.

13.4 Put and call options shall further be exercisable on the shares in the Company owned by the Directors at the following times/on the occurrence of the following events:

      1. If, for any reason, any of the Directors ceases to be employed by the Company (except where paragraph 2 below is applicable), he shall have the right to sell his shares
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            to WCAB and WCAB shall have the right to purchase his shares.

      2. If either of the Directors resign or is dismissed by the Company for cause, his shares in the Company shall be offered to the other Director and, if not purchased by him, to WCAB.

      3. If any of the Directors becomes bankrupt whilst being employed by the Company, WCAB shall have the right to purchase his shares.

13.5 The following prices per share are to be paid if and when an option pursuant to clause 13.4 above is exercised:

      1. In all circumstances other than if the employment ends because the Directors resign or are dismissed for cause: the price shall be established according to clause 12.2 and for the purpose thereof the date of cessation or bankruptcy shall be the relevant date.

      2. If any of the Directors leaves his employment or his employment is terminated for cause before having become a shareholder in WCAB according to clause 13.1.2 above, the price for the shares will be equal to 50% of the price according to clause 12.2.

13.6 Options granted pursuant to this Agreement shall be exercised in writing. Subject to clause 13.1 third paragraph (c) (i)
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      above, as regards the First Options and the Second Options, it shall be stated if either or both of the options are exercised.

13.7 The purchase price under the options granted pursuant to this Agreement (save for the Second Option) shall be paid by WCAB within two months from the date of exercise of the respective options.

ss. 14 Shareholding in WCAB and Third Options

14.1 As a condition precedent to the Directors acquiring shares in WCAB, they shall become parties to the then existing shareholders agreement between the shareholders in WCAB and be bound in all respects of the terms and conditions of such agreement.

14.2 The Directors will have a right to sell their shares in WCAB to Willis Corroon Europe B.V. ("WCBV") and WCBV will have the right to buy the shares in WCAB from the Directors as set out below.

      WCBV shall have the right to purchase (call option) the shares in WCAB within two weeks of the auditors of WCAB delivering to the board of WCAB the audited annual accounts for fiscal year 2005.

      In case this option is not exercised, the Directors shall have
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      the right to sell (put option) to WCBV the shares in WCAB earliest four weeks and latest six weeks of the auditors of WCAB delivering to the board of WCAB the audited annual accounts for fiscal year 2005.

      The options under this Clause 14.2 are referred to as the Third Options.

14.3 The price at which the Third Options shall be exercised shall be ten (10) times the average Normalised After Tax Earnings of WCAB for the three financial years prior to the exercise of the option divided by the total number of shares in WCAB at that time (the "Formula Price").

14.4 Put and call options shall further be exercisable on the shares in WCAB owned by the Directors at the following times/on the occurrence of the following events:

      1. If, for any reason, any of the Directors ceases to be employed by the Company (except where paragraph 2 below is applicable), he shall have the right to sell his shares to WCBV and WCBV shall have the right to purchase his shares.

      2. If either of the Directors resign or is dismissed by the Company for cause, his shares in WCAB shall be offered to WCBV.

      3.    If any of the Directors becomes bankrupt whilst being
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            employed by the Company, WCBV shall have the right to purchase his shares in WCAB.

14.5 The following prices are to be paid for the shares if and when an option under clause 14.4 above is exercised:

      1.    In the case of clause 14.4.2 the price will be 0,5 x the Formula
            Price.

      2. In all circumstances other than under clause 14.4.2 above, the price will be the Formula Price.

ss. 15 Normalised After Tax Earnings etc

15.1  For the purpose of this Agreement

      (i) Normalised After Tax Earnings means the earnings after tax but excluding the actual after tax effects of all exceptional, extraordinary and prior year items, which by their very nature are not recurring items. The normal tax rate will be defined as the effective tax rate (being the standard rates of tax applicable to the Company) to include the effect of normal disallowable items but adjusted to exclude the tax effect of brought forward losses or other exceptional items.

      (ii) Normalised After Tax Earnings shall be adjusted to exclude exceptional/extraordinary and non recurring income and
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            expenditure.

      (iii) Revenue means revenues determined in accordance with the revenue recognition policy of WCAB. This will be subject to the following:

      - The income from a policy year and its subsequent renewal should not both be recognised in the same financial year.

      - Income from policies covering more than a twelve month period should be phased over the relevant periods (i.e. only twelve months of income should be recognised in any one financial year).

      (iv) Subject to (i) - (iii) above, Revenue and Normalised After Tax Earnings shall be established in accordance with Swedish generally accepted accounting principles as applied by the Company or WCAB, as the case may be.

15.2 If the Parties fail to agree on the Revenue or Normalised After Tax Earnings figure or on any adjustments to the After Tax Earnings, the matter shall be finally decided by the auditor of the Company or WCAB, as the case may be.

ss. 16 Pledge

16.1  The Directors may not pledge their shares in the Company as a
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      security to a third party without WCAB's consent in writing.

16.2 The B shares shall be pledged by the Directors as security for the fulfilment of their obligations pursuant to this Agreement. The share certificates of all shares held by the Directors shall be deposited, endorsed in blank with Handelsbanken in Stockholm or such other bank as the parties may agree upon. The cost for this deposit is to be borne by WCAB.

ss. 17 Period of the Agreement

17.1 This Agreement shall remain in force until the end of the year 2006. If neither party has given written notice of termination one year before the expiration of the agreed term, the Agreement shall be extended for a new period of two years at a time with the same period of notice. Notwithstanding the foregoing, this Agreement shall expire on the earlier date when the Directors no longer hold any shares in the Company.

ss. 18 Breach of agreement

18.1 Should a party hereto commit a material breach of this Agreement and thereby cause a loss to another party hereto, he shall compensate said other party in full for its loss, unless the breach is remedied in all material respects within one month upon receipt of a written notice to remedy the breach.
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18.2  If such a breach is committed by any of the Directors and not remedied, he shall further, at the request of WCAB, be obliged to sell all his shares in the Company to WCAB. The purchase price to be paid by WCAB shall be determined in accordance with Clause 13.5.2.

ss. 19 Closure of business and winding up of the Company

19.1 The business of the Company may be closed, if so requested by WCAB, and the Company be winded up, if all or any of the following events occur.

      (a) if the Company makes a loss in the fiscal year 1999 according to the audited annual accounts for 1999,

      (b)   if WCAB and the Directors so agree.

      If a winding up is requested by WCAB, the Directors will take such actions as may be required by them in order to wind up the Company.

ss. 20 Amendments

20.1 Any amendments to this Agreement shall be valid only if made in writing by the Parties hereto.
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ss. 21 Choice of law; arbitration

21.1 The validity, construction and performance of this Agreement shall be governed by Swedish law.

21.2 A dispute on the interpretation or application of this Agreement may not be brought before a public court but shall be finally settled by arbitration in accordance with the provisions of the Swedish act on arbitration. The proceedings shall take place in Stockholm and be conducted in English, if requested by either of the Parties. The arbitration panel shall apply the rules of the Swedish code of procedure relative to cumulation of cases, judgement in part, casting of votes and allocation of cost of litigation, except that WCAB, if it is party to the dispute, will pay all reasonable costs for the arbitrators irrespective of the outcome of the dispute, unless the other party or the other parties thereto has started the arbitration proceedings without reasonable reason.

                           ---------------------------

THIS AGREEMENT has been executed in three originals on the day first above written.

Stockholm, 17 December, 1998

WILLIS CORROON AB


------------------------------------       -------------------------------------
                                           STAFFAN LARSSON

28


                                           -------------------------------------
                                           THOMAS LARSSON

Accepted and agreed for the purpose of clauses 14, 15 and 21 above.

Stockholm, 17 December, 1998

WILLIS CORROON EUROPE B.V.


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